Exhibit 10.1

AMENDMENT NO. 2

TO

PRIVATE SHELF AGREEMENT

Dated as of June 25,  2021

Metropolitan Life Insurance Company and

MetLife Investment Management, LLC (formerly

known as MetLife Investment Advisors, LLC)

and  each other MetLife Party which becomes
bound by the Agreement (defined below)

c/o MetLife Investment Management, LLC

One MetLife Way

Whippany, New Jersey 07981

MetLife Investment Management Limited

c/o MetLife Investment Management, LLC

One MetLife Way

Whippany, NJ  07981

Ladies and Gentlemen:

We refer to the Private Shelf Agreement, dated as of September 22, 2016 (as heretofore and as further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among Graybar Electric Company, Inc., a New York corporation (the “Company”), Metropolitan Life Insurance Company (“MLIC”), MetLife Investment Management, LLC (“MIM LLC”) (formerly known as MetLife Investment Advisors, LLC),  and each MetLife Party which becomes party to the Agreement (each, a “Purchaser” and collectively, the “Purchasers”).  Unless otherwise defined herein, the terms defined in the Agreement shall be used herein as therein defined.

The Company, MLIC, MIM LLC and the Purchasers desire to amend the Agreement to modify certain provisions of the Agreement as set forth below, including adding MetLife Investment Management Limited as a party to the Agreement as set forth below and removing MLIC as a party to the Agreement as set forth below.

It is hereby agreed by you and us as follows:

Graybar Electric Company, Inc.

Amendment No. 2

i.Amendments to Agreement.

Subject to the conditions herein (including, without limitation, Section II(b)), effective on the date hereof (the “Effective Date”), the Agreement is hereby amended by this letter amendment (this “Amendment”) as follows:

(a)MetLife Investment Management, LLC. All references to “MetLife Investment Advisors, LLC” in the Agreement shall be replaced with references to “MetLife Investment Management, LLC”.

(b)MetLife Investment Management Limited. All references to “Metropolitan Life Insurance Company” in the Agreement shall be replaced with references to “MetLife Investment Management Limited”.

(c)MetLife. The definition of and all references to “MetLife” in the Agreement shall now refer to MetLife Investment Management, LLC and MetLife Investment Management Limited, collectively (and for the avoidance of doubt, such definition and related references shall no longer include Metropolitan Life Insurance Company).

(d)Facility Amount.  The cover page of the Agreement, the first page of the Agreement and Section 1 of the Agreement are hereby amended by replacing the number “$100,000,000” with the number “$150,000,000”.

(e)Section 2(b). Section 2(b) of the Agreement is hereby amended by replacing the phrase “the third anniversary of the date of this Agreement” with “the third anniversary of the Second Amendment Effective Date”.

(f)Section 17.1(b).    Section 17.1(b) of the Agreement is hereby deleted and replaced in its entirety as follows:

(b)(i) with the written consent of MetLife (and without the consent of any other holder of Notes), the provisions of the first sentence of Section 1 and the provisions of Section 2 may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (ii) prior to the purchase and sale of a Series of Accepted Notes, with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any such Series (and not without the written consent of all such Purchasers), any of the provisions of Sections 2 and 4 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes;

(g)Schedule A New Defined Terms.    The following definitions are inserted to Schedule A in their correct alphabetical order to read as follows:

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Graybar Electric Company, Inc.

Amendment No. 2

“Second Amendment” shall mean Amendment No. 2 to the Agreement, which amendment is dated June 25, 2021.

“Second Amendment Effective Date” shall mean the Effective Date of the Second Amendment (as defined the Second Amendment).”

II.Joinder & RELEASE.

(a)At the Second Amendment Effective Date, MetLife Investment Management Limited agrees to join the Agreement as “MetLife” for all purposes of the Agreement (the “Joinder”) and to be bound by all provisions applicable to MetLife.  Without limiting the foregoing, MetLife Investment Management Limited hereby,  jointly and severally, with the other MetLife Parties under the Agreement, accepts and agrees to perform and observe all of the covenants set forth therein.    The Company and other parties to the Agreement acknowledge and agree to such Joinder.

(b)At the Second Amendment Effective Date, Metropolitan Life Insurance Company shall be released from all obligations under the Agreement (the “Release”) and shall no longer be a party thereto. The Company and other parties to the Agreement acknowledge and agree to such Release.

III.CONDITIONS TO EFFECTIVENESS OF AMENDMENTS, Joinder and Release.

(a)Representations and Warranties.  The Company represents and warrants that (i) the execution and delivery of this Amendment has been duly authorized by all necessary corporate action of the Company and this Amendment has been executed and delivered by a duly authorized officer of the Company, and all necessary or required consents to this Amendment (other than any consents required to be obtained solely by a Purchaser) have been obtained and are in full force and effect, (ii) the Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation contract and agreement of the Company enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) each representation and warranty set forth in Section 5 of the Agreement (as modified by the updated Schedules attached hereto), is true and correct as of the date of execution and delivery of this Amendment by the Company with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date) and (iv) no Event of Default or Default under the Agreement exists or has occurred and is continuing on the date hereof.

(b)Effectiveness.  This Amendment shall become effective upon fulfillment of the following conditions: (i) the Company and MetLife shall have executed a copy of this

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Graybar Electric Company, Inc.

Amendment No. 2

Amendment on or prior to the Second Amendment Effective Date, (ii) MetLife shall have received a copy of the resolutions of the board of the Company authorizing the execution, delivery and performance by the Company of this Amendment, certified by its secretary or assistant secretary, and (iii) MetLife shall have received such other documents and certificates as it may reasonably request relating to the Amendment and the transactions contemplated by the Amendment.

IV.MISCELLANEOUS.

(a)Reference to and Effect on Agreement.  Upon the effectiveness of this Amendment, each reference to the Agreement in any other document, instrument or agreement shall mean and be a reference to the Agreement as modified by this Amendment.  Except as specifically set forth in Section I and Section II hereof, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.  The execution, delivery and effectiveness of this Amendment shall not be construed as a course of dealing or other implication that any holder of the Notes has agreed to or is prepared to grant any consents or agree to any waiver to the Agreement in the future, whether or not under similar circumstances.

(b)Expenses.   The Company hereby confirms its obligations under the Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by MetLife, all reasonable out-of-pocket costs and expenses, including attorneys' fees and expenses, incurred by them in connection with this Amendment and the transactions contemplated hereby, in enforcing any rights under this Amendment, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Amendment or the transactions contemplated hereby.

(c)Governing Law.    THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AMENDMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

(d)Counterparts; Section Titles.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.  The section titles contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

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Graybar Electric Company, Inc.

Amendment No. 2

[SIGNATURE PAGE TO FOLLOW]

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Graybar Electric Company, Inc.

Amendment No. 2

If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning at least one counterpart of this Amendment No. 2 to the other parties hereto.

Very truly yours,

GRAYBAR ELECTRIC COMPANY, INC.

By:	/s/ T. E. Carpenter
Name:	Timothy E. Carpenter
Title:	Vice President - Treasurer

Graybar Electric Company, Inc.

Amendment No. 2

Agreed as of the date first above written:

Metropolitan Life Insurance Company

By:	/s/ Jennifer Potenta
Name:	Jennifer Potenta
Title:	Authorized Signatory

MetLife Investment Management, LLC

By:	/s/ Jennifer Potenta
Name:	Jennifer Potenta
Title:	Authorized Signatory

MetLife Investment Management Limited

By:	/s/ A. Bannister
Name:	Annette Bannister
Title:	Authorized Signatory

Graybar Electric Company, Inc.

Amendment No. 2

Disclosure Materials

Filing	Filed/Effective	File/Film Number
8-K	6/10/2021	000-00255 211007449
DEFA14C	4/30/2021	000-00255 21875243
DEF 14C	4/30/2021	000-00255 21875226
10-Q	4/26/2021	000-00255 21853587
8-K	3/24/2021	000-00255 21768189
10-K	3/19/2021	000-00255 21758011
10-K	3/10/2021	000-00255 21729700
SC 13G/A	2/12/2021	000-00255 21627946

All of the above filings by the Company or the Voting Trust with the United States Securities and Exchange Commission are incorporated herein by this reference.

Subsidiaries of the Company and

Ownership of Subsidiary Stock

(i) Subsidiaries of the Company

Entity Name	Jurisdiction of Incorporation, Formation or Organization	Percentage of Shares Held or Beneficially Owned (Domestic Subsidiaries Only)

Graybar Management Services, LLC	Delaware	100%
GRIPP, LLC	Missouri	100%
Gnewco, LLC	Delaware	100%
GBE Sub, LLC	Missouri	100%
GBE2, LLC	Delaware	100%
Shingle & Gibb Automation, LLC	Delaware	100%
Cape Electrical Supply Holding LLC	Delaware	100%
Cape Electrical Supply LLC	Delaware	100%
Michigan Utility Supply, LLC	Michigan	100%
Advantage Industrial Automation, Inc.	Georgia	100%
Graybar Business Services, Inc.	Missouri	100%
Distribution Associates Incorporated	Missouri	100%
Graybar Electric Limited	Nova Scotia
Graybar Electric Canada Limited	Nova Scotia
Graybar Canada Limited	Nova Scotia
Graybar Energy Limited	Ontario
Graybar Financial Services, Inc.	Missouri	100%
Graybar Aus. Pty Ltd. Graybar de México S. de RL de CV	Australia (Victoria) Mexico
Graybar International, Inc.	Missouri	100%
Graybar Newfoundland Limited	Newfoundland & Labrador	*

Schedule 5.4

(to Private Shelf Agreement)

(ii)Affiliates of the Company

The Affiliates of the Company are as follows:

(1)Graybar Voting Trust. The Graybar Voting Trust, pursuant to the Voting Trust Agreement dated as of March 3, 2017, holds approximately 83% of the outstanding shares of the Company at March 31, 2021.

(2)Graybar Newfoundland Limited is the 49% general partner in Innunuk Traders Limited Partnership.

(iii)Directors and Executive Officers of the Company

K. M. Mazzarella	Chairman, President and Chief Executive Officer and Director
D. A. Bender	Vice President – Business Performance and Director
S. S. Clifford	Senior Vice President and Chief Financial Officer and Director
D. E. DeSousa	Senior Vice President and General Manager and Director
M. W. Geekie	Senior Vice President, Secretary and General Counsel and Director
R. H. Harvey	District Vice President, New York and Director
W. P. Mansfield	Senior Vice President – Marketing and Director
D. G. Maxwell	Senior Vice President – Sales, and Director
B. L. Propst	Senior Vice President – Human Resources and Director

5.4-2

Financial Statements

See unaudited Company financial statements for and as of the period ended March 31, 2021 as filed by the Company with the Securities and Exchange Commission in its Form 10-Q filed on April 26, 2021.

Schedule 5.5

(to Private Shelf Agreement)

Most Recent Closed Tax Year

December 31, 2016

Schedule 5.9

(to Private Shelf Agreement)

Existing Indebtedness

Indebtedness Existing on March 31, 2021

(Stated in thousands)

Debt Source	Obligor	Balance Outstanding as of March 31, 2021
Long Term Debt:
	Graybar Electric Company, Inc., Cape Electrical Supply LLC, & Cape Electrical Supply Holdings, LLC
Total Long Term Debt:		$7,500
Undrawn letters of credit issued by Bank of America and Commerce Bank		$6,286

(1)There are various inter-company notes that are eliminated in consolidation.

(2)Graybar Canada Limited overdraft line

(3)Indebtedness under the Third Amendment to Credit Agreement, dated August 10, 2018, by and among, the Company, Graybar Canada Limited and the lenders from time to time party thereto, Bank of America, N.A. as Domestic Administrative Agent, Domestic Swing Line Lender and Domestic L/C Issuer, and Bank of America, N.A., acting through its Canada Branch, as Canadian Administrative Agent, Canadian Swing Line Lender and Canadian L/C Issuer.

(4)Notes issuable under the Senior Notes (none outstanding at Third Amendment Effective Date)

Schedule 5.15

(to Private Shelf Agreement)

Graybar Electric Company, Inc.

Amendment No. 2

Existing Investments

Graybar Management Services, LLC

GBE Sub, LLC

GBE2, LLC

Advantage Industrial Automation, Inc.

Graybar Electric Limited

Graybar International, Inc.

Graybar Services, Inc.

Distribution Associates, Inc.

Graybar Financial Services, Inc.

Graybar Business Services, Inc.

In addition to the subsidiaries listed above, the Company (and its subsidiaries) have outstanding investments in the subsidiaries and affiliates set forth in Schedule 5.4, which are incorporated by reference.

Schedule 10.6

(to Private Shelf Agreement)